UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2022
____________________

Brigham Minerals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38870	83-1106283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5914 W. Courtyard Drive,	Suite 200
Austin,	TX	78730
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:	(512)	220-6350
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01	MNRL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 20, 2022, upon the recommendation of the Nominating and Governance Committee of the Company, the Board of Directors of the Company appointed Gayle Burleson and Stacy Hock as directors. Ms. Burleson will serve as a Class III director of the Company until the expiration of her term on the date of the Company’s annual meeting of stockholders in 2022, or until her successor is duly elected and qualified. Ms. Burleson is not currently named to any committees of the Board of Directors. Ms. Hock will serve as a Class II director of the Company until the expiration of her term on the date of the Company’s annual meeting of stockholders in 2024, or until her successor is duly elected and qualified. Ms. Hock is not currently named to any committees of the Board of Directors.

Ms. Burleson currently serves on the boards of Select Energy Services, Inc (NYSE: WTTR) and privately held Chisholm Energy Holdings, LLC. Ms. Burleson was most recently with Concho Resources Inc. (NYSE: CXO) as the Senior Vice President of Business Development and Land and held that position until Concho’s acquisition by ConocoPhilips (NYSE: COP) in January 2021. She was employed for 15 years at Concho Resources in various roles and capacities with ever increasing leadership responsibilities. Prior to joining Concho Resources, Ms. Burleson served in a number of engineering and operations positions with BTA Oil Producers, Mobil Oil Corporation, Parker & Parsley Petroleum Company, and Exxon Corporation. Ms. Burleson received her B.S. in Chemical Engineering from Texas Tech University.

Ms. Hock is a private investor and currently serves on the boards of Aminex Therapeutics, a privately held clinical stage drug development company, the African Dream Initiative and the Texas Public Policy Foundation. She also serves on the Blanton Museum of Art National Leadership Board, The University of Texas at Austin McCombs MBA Advisory Board, and The University of Austin Board of Advisors. Ms. Hock previously held senior management positions in the software industry, including IBM’s WebSphere Software Services business. Ms. Hock received her B.S. in Computer Science and Electrical Engineering from the Massachusetts Institute of Technology, and her M.B.A from the University of Texas in Austin.

There are no arrangements or understandings between Ms. Burleson or any other person pursuant to which she was elected director. The Company is not aware of any transaction in which Ms. Burleson has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Hock or any other person pursuant to which she was elected director. The Company is not aware of any transaction in which Ms. Hock has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Burleson and Ms. Hock will be compensated for their services on the Board of Directors under the Company’s standard arrangement for non-employee directors, which consists of an annual cash retainer of $65,000 for each non-employee director and an annual equity-based award granted to each non-employee director under the 2019 Long Term Incentive Plan with an aggregate fair market value of approximately $140,000 on the date of grant.

On January 20, 2022, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of Ms. Burleson and Ms. Hock pursuant to which the Company agreed to indemnify them against certain liabilities that may arise by reason of their status as directors and to advance them expenses incurred as a result of any proceedings against them as to which they could be indemnified. The Indemnification Agreements are substantially similar to the Company’s indemnification agreements with its executive officers and other directors. The foregoing summary of the Indemnification Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto.

On January 20, 2022, W. Howard Keenan, Jr. resigned from the Board of Directors of the Company and from all committees thereof. Mr. Keenan did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

On January 24, 2022, the Company issued a press release announcing the appointment of Ms. Burleson and Ms. Hock to the Board of Directors and Mr. Keenan’s resignation from the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Indemnification Agreement (Burleson).
10.2	Indemnification Agreement (Hock).
99.1	Press Release issued by Brigham Minerals, Inc., dated January 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 26, 2022	BRIGHAM MINERALS, INC.

		By:	/s/ Kari A. Potts
		Name:	Kari A. Potts
		Title:	Vice President, General Counsel, Compliance Officer and
Corporate Secretary